As filed with the Securities and Exchange Commission on August 25, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Neptune Wellness Solutions Inc.

(Exact Name of Registrant as Specified in its Charter)

Quebec	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

545 Promenade du Centropolis

Suite 100

Laval, Quebec

Canada H7T 0A3

(450) 687-2262

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue, New York, NY 10011

(212) 894-8700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communication sent to agent for service, should be sent to

François Paradis	John S. Wirt	Thomas M. Rose
Osler, Hoskin & Harcourt LLP	General Counsel	Nicole Edmonds
1000 De La Gauchetiére Street West	c/o Neptune Wellness Solutions Inc.	Troutman Pepper Hamilton Sanders LLP
Suite 2100	545 Promenade du Centropolis, Suite 100	401 9th Street, NW, Suite 1000
Montréal, Québec, H3B 4W5	Laval, Quebec, H7T 0A3	Washington, DC 20004
Canada	Canada	United States
(514) 904-8100	(450) 687-2262	(757) 687-7715

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 25, 2022

PRELIMINARY PROSPECTUS

Neptune Wellness Solutions Inc.

$75,000,000

Common Shares

Warrants

Units

Neptune Wellness Solutions Inc. (“we”, “us”, “our”, “Neptune” or the “Company”) may offer and issue from time to time common shares (“Common Shares”), warrants (“Warrants”) and units (“Units”) of the Company or any combination thereof (collectively, the “Securities”) up to an aggregate initial offering price of $75,000,000 (or the equivalent thereof if the Securities are denominated in any other currency or currency unit) during the period that this registration statement (the “Prospectus”), including any amendments hereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements (each, a “Prospectus Supplement” and together, the “Prospectus Supplements”).

Each time we offer and sell securities, we will provide a supplement to this Prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The Prospectus Supplement may also add, update or change information contained in this Prospectus with respect to that offering. You should carefully read this Prospectus and the applicable Prospectus Supplement before you invest in any of our Securities.

You should read this Prospectus and any Prospectus Supplement relating to a specific issue of Securities, as well as any information described under the heading “Where You Can Find More Information,” carefully before you invest. This Prospectus is not an offer to sell these Securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

We may offer and sell these Securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The Prospectus Supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

This Prospectus may not be used to sell securities unless accompanied by a Prospectus Supplement.

Our Common Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “NEPT”. On August 24, 2022 (the last trading day prior to the date of this Prospectus), the closing price of the Common Shares on the Nasdaq was $3.20. We will apply to have any Common Shares distributed under this Prospectus listed on Nasdaq provided the Common Shares are currently listed or traded on such exchange. Any listing and admission will be subject to Neptune fulfilling all of the listing requirements of Nasdaq. Unless otherwise specified in the applicable Prospectus Supplement, any offering of Warrants or Units will be a new issue of Securities with no established trading market and, accordingly, such Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is no market through which the Warrants or Units may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”. If we decide to list or seek a quotation for any other Securities we may offer and sell from time to time, the Prospectus Supplement relating to those Securities will disclose the exchange or market on which those securities will be listed or quoted.

Our principal executive offices are located at 545 Promenade du Centropolis, Suite 100, Laval, Québec, Canada, H7T 0A3, Telephone: (450) 687-2262.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS, AS WELL AS THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT, BEFORE MAKING A DECISION TO INVEST IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2022.

ABOUT THIS PROSPECTUS

This Prospectus is part of registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the Securities described in this Prospectus in one or more offerings, up to total dollar amount of $75,000,000. This Prospectus provides you with a general description of the Securities we may offer. Each time we offer to sell any of the Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering and the Securities being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The Prospectus Supplement or free writing prospectus may also add, update or change information contained or incorporated by reference in this Prospectus. If there is any inconsistency between this Prospectus and the applicable Prospectus Supplement or free writing prospectus, you should rely on the information in the Prospectus Supplement. You should read this Prospectus and the applicable Prospectus Supplement or free writing prospectus together with the additional information incorporated by reference into this Prospectus as described under the heading “Documents Incorporated by Reference” and the additional information described under the heading “Where You Can Find More Information” in deciding whether or not to invest in the Securities we may offer.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement or free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this Prospectus or in any accompanying Prospectus Supplement or free writing prospectus. This Prospectus and any accompanying Prospectus Supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Securities to which they relate, nor do this Prospectus and any accompanying Prospectus Supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy Securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement or free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this Prospectus and any accompanying Prospectus Supplement or free writing prospectus is delivered or Securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this Prospectus to information that will be included in a Prospectus Supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this Prospectus by means of a post-effective amendment to the registration statement of which this Prospectus is a part, through filings we make with the SEC that are incorporated by reference in this Prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

In this Prospectus, the terms “we,” “us,” “our,” the “Company” and “Neptune” refer to Neptune Wellness Solutions Inc. and its direct and indirect subsidiaries, as the context requires.

Solely for convenience, tradenames referred to in this Prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these tradenames.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Prospectus contains or incorporates by reference certain information and statements that may constitute forward-looking information within the meaning of applicable securities laws and forward-looking statements within the meaning of U.S. federal securities laws, both of which we refer to as forward-looking statements, including, without limitation, statements relating to certain expectations, projections, new or improved product introductions, market expansion efforts, and other information related to our business strategy and future plans. Forward-looking statements can, but may not always, be identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “targeting”, “intend”, “could”, “might”, “would”, “should”, “believe”, “objective”, “ongoing”, “assumes”, “goal”, “likely” and similar references to future periods or the negatives of these words and expressions and by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including market and economic conditions—including macroeconomic effects attributable to inflation, raising interest rates, and supply-chain issues, the effect of the COVID-19 pandemic, business prospects or opportunities, future plans and strategies, projections, technological developments, anticipated events and trends and regulatory changes that affect us, our customers and our industries. Although the Company and management believe that the expectations reflected in such forward-looking statements are reasonable and based on reasonable assumptions and estimates, there can be no assurance that these assumptions or estimates are accurate or that any of these expectations will prove accurate. Forward-looking statements are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies that could cause actual events to differ materially from those expressed or implied in such statement.

Undue reliance should not be placed on forward-looking statements. Actual results and developments are likely to differ, and may differ materially, from those anticipated by the Company and expressed or implied by the forward-looking statements contained or incorporated by reference in this Prospectus. Such statements are based on a number of assumptions and risks that may prove to be incorrect, including, without limitation, assumptions about:

•	our ability to successfully manage our liquidity and expenses, and continue as a going concern;

•	our ability to complete the planned divestiture of our cannabis business;

•	our ability to maintain customer relationships and demand for our products;

•	the impact of current and future substantial litigation, investigations and proceedings;

•	the overall business and economic conditions;

•	the potential financial opportunity of our addressable markets;

•	the competitive environment;

•	the protection of our current and future intellectual property rights;

•	our ability to recruit and retain the services of our key personnel;

•	our ability to develop commercially viable products;

•	our ability to pursue new business opportunities;

•	our ability to obtain financing on reasonable terms or at all;

•	our ability to integrate our acquisitions and generate synergies; and

•	the impact of new laws and regulations in Canada, the United States or any other jurisdiction in which we currently do or intend to do business.

Certain forward-looking statements contained herein and incorporated by reference concerning the cannabis industry and the general expectations of the Company concerning the cannabis industry and the Company’s business and operations are based on estimates prepared by the Company using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which the Company believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While the Company is not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties and is subject to change based on various factors.

Many factors could cause our actual results, level of activity, performance, achievements, future events or developments to differ materially from those expressed or implied by forward-looking statements, including, without limitation, the factors discussed under “Risk Factors”.

There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those expressly or impliedly expected or estimated in such statements. Shareholders and investors should not place undue reliance on forward-looking statements as the plans, intentions or expectations upon which they are based might not occur. Although the Company cautions that the foregoing list of risk factors, as well as those risk factors presented under the heading “Risk Factors” and elsewhere in this Prospectus, are not exhaustive, shareholders and investors should carefully consider them and the uncertainties they represent and the risks they entail. The forward-looking statements contained in this Prospectus are expressly qualified in their entirety by this cautionary statement. Unless otherwise indicated, forward-looking statements in this Prospectus describe our expectations as of the date of this Prospectus and, accordingly, are subject to change after such date. We do not undertake to update or revise any forward-looking statements for any reason, except as required by applicable securities laws.

RISK FACTORS

Investing in our Securities involves a high degree of risk. Before acquiring any Securities, investors should carefully consider, among other things, the information contained or incorporated by reference in this Prospectus and in any accompanying Prospectus Supplement or free writing prospectus, including, without limitation, the matters discussed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, which is incorporated by reference herein, the risk factors described under the caption “Risk Factors” in any applicable Prospectus Supplement or free writing prospectus and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in partial or complete loss of your investment. See “Where You Can Find More Information.”

Prospective investors in a particular offering of Securities should carefully consider the risks presented in this Prospectus, as well as the information and risk factors contained in the Prospectus Supplement or free writing prospectus relating to that offering and any and all other information incorporated by reference in this Prospectus. Discussions of certain risks affecting the Company are generally provided and described in, among other documents, the Company’s annual and quarterly reports filed from time to time, which are incorporated by reference into this Prospectus and include the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, including the information appearing under the “Risk Factors” heading therein.

An investment in the Securities offered hereunder is speculative and involves a high degree of risk. The risks and uncertainties described or incorporated by reference herein are not the only ones the Company may face. Additional risks and uncertainties, including those that the Company is unaware of or that are currently deemed immaterial, may also become important factors that affect the Company and its business. If any such risks actually occur, the Company’s business, financial condition and results of operations could be materially adversely affected.

In addition to the risks set out in the latest Annual Report on Form 10-K and the other risk factors presented in a Prospectus Supplement or other reports that may, from time to time, be incorporated by reference into this Prospectus, prospective investors should also carefully consider the risks set out below.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent Prospectus Supplement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent Prospectus Supplement, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional Common Shares or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent Prospectus Supplement.

There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

There is no public market for our warrants, and, unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for a listing of Warrants. If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and the Company’s financial condition. There can be no assurance as to the liquidity of the trading market for any Warrants or that a trading market for these securities will develop.

There will be no market for the Units.

We have not applied, and do not intend to apply, to list the Units on any securities exchange. There will be no market through which Units may be sold and purchasers may not be able to resell Units purchased in any offering. If the Units are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market conditions, prevailing interest rates and other factors, including general economic conditions and our financial condition. There can be no assurance as to the liquidity of the trading market for the Units or that a trading market for such Units will develop.

WHERE YOU CAN FIND MORE INFORMATION

This Prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and does not contain all the information set forth in the registration statement. Whenever a reference is made in this Prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document. Readers should rely only on information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. We have not authorized anyone to provide the reader with different information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including the Company, that can be accessed through the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”), which can be accessed online at www.sec.gov. We also file reports and other information with the securities commissions and similar regulatory authorities in the provinces of Canada (collectively, the “Commissions”). These reports and information are available to the public free of charge available through the System for Electronic Document Analysis and Retrieval (“SEDAR”), which can be accessed online at www.sedar.com. We maintain a website at www.neptunewellness.com. Information contained in or accessible through our website does not constitute a part of this Prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the Commissions and filed with, or furnished to, the SEC. The SEC allows us to “incorporate by reference” into this Prospectus information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We also specifically incorporate by reference the following documents, which we have already filed with the SEC (but we do not incorporate by reference any documents or portions of documents that we furnish to or are otherwise not deemed filed with the SEC):

•	Our annual report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on July 8, 2022, as amended on Form 10-K/A and filed with the SEC on July 29, 2022;

•	Our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2022, filed with the SEC on August 15, 2022;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 19, 2022;

•	Our current reports on Form 8-K filed May 19, 2022, June 13, 2022, June 14, 2022, June 24, 2022, July 19, 2022, July 25, 2022 and August 2, 2022; and

•	The description of our common shares included in our Form 10-K for the fiscal year ended March 31, 2022, including any amendment or report filed for the purpose of updating that description.

We incorporate by reference the documents listed above and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between (i) the date of the initial registration statement and prior to the effectiveness of the registration statement or (ii) the date of this Prospectus and the termination of the offering of Securities described in this Prospectus. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this Prospectus.

Copies of the documents incorporated herein by reference may be obtained on request without charge upon written or oral request from our Corporate Secretary at 545 Promenade du Centropolis, Suite 100, Laval, Québec, Canada, H7T 0A3 (telephone (450) 687-2262).

Any statements contained in a document incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus (or in any other subsequently filed document which also is incorporated by reference in this Prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

MATERIAL CHANGES

Except as otherwise disclosed in this Prospectus there have been no material changes to our operations that have occurred since March 31, 2022, and that have not been described in a report on Form 10-Q or Form 8-K filed under the Exchange Act and incorporated by reference into this Prospectus.

USE OF PROCEEDS

Except as set forth in any accompanying Prospectus Supplement, we intend to use the net proceeds from the sale of any Securities offered under this Prospectus for general corporate purposes unless the applicable Prospectus Supplement provides otherwise. General corporate purposes may include, and are not limited to research and development costs, manufacturing costs, the acquisition or licensing of other businesses, products, working capital and capital expenditures.

We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

THE SECURITIES WE MAY OFFER

The descriptions of the Securities contained in this Prospectus, together with the applicable Prospectus Supplements and any related free writing prospectuses, summarize the material terms and provisions of the various types of Securities that we may offer. Prices for such Securities will be determined by market conditions at the time of offering. We will describe in the applicable Prospectus Supplement relating to any Securities the particular terms of the Securities offered by that Prospectus Supplement. If we indicate in the applicable Prospectus Supplement, the terms of the Securities may differ from the terms we have summarized below. We will also include in the Prospectus Supplement information, where applicable, about material United States federal income tax considerations relating to the Securities, and the securities exchange or market, if any, on which the Securities will be listed.

We may sell from time to time, in one or more offerings, including:

•	Common Shares;

•	Warrants to purchase Common Shares or Units (described below); and

•	Units consisting of any one or more of the foregoing.

This Prospectus also covers Common Shares issuable upon exercise, conversion or exchange of Warrant or Units.

In this Prospectus, we refer to the Common Shares, Warrants, and Units, collectively, as the “Securities.” This Prospectus may not be used to communicate a sale of Securities unless it is accompanied by a Prospectus Supplement.

As of the date of this Prospectus, there were a total of (i) 8,365,118 Common Shares and no Preferred Shares issued and outstanding, (ii) 5,136,748 warrants to purchase Common Shares issued and outstanding, (iii) 369,097 options to purchase Common Shares issued and outstanding, (iv) 4,308 deferred share units issued and outstanding, and (v) 18,375 restricted share units issued and outstanding.

DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES

The authorized share capital of the Company is comprised of an unlimited number of Common Shares and an unlimited number of Preferred Shares, issuable in one or more series. As permitted by the by-laws, in accordance with its articles of incorporation, the Company created the “Series A Preferred Shares”, which are non-voting shares.

Common Shares

Voting Rights

Each Common Share entitles its holder to receive notice of, and to attend and vote at, all annual or special meetings of the shareholders of the Company. Each Common Share entitles its holder to one vote at any meeting of the shareholders, other than meetings at which only the holders of a particular class or series of shares are entitled to vote due to statutory provisions or the specific attributes of this class or series.

Dividends

Subject to the prior rights of the holders of Preferred Shares ranking before the Common Share as to dividends, the holders of Common Shares are entitled to receive dividends as declared by the board of directors of the Company from the Company’s funds that are duly available for the payment of dividends.

Winding-up and Dissolution

In the event of the Company’s voluntary or involuntary winding-up or dissolution, or any other distribution of the Company’s assets among its shareholders for the purposes of winding up its affairs, the holders of Common Shares shall be entitled to receive, after payment by the Company to the holders of Preferred Shares ranking prior to Common Shares regarding the distribution of the Company’s assets in the case of winding-up or dissolution, share for share, the remainder of the property of the Company, with neither preference nor distinction.

The foregoing description of the terms of the Common Shares does not purport to be complete and is subject to and qualified in its entirety by reference to the articles and general by-laws of the Company, each of which is attached hereto as an Exhibit.

Preferred Shares

The Preferred Shares carry no voting rights. Preferred Shares may be issued at any time, in one or more series. The Company’s board of directors has the power to set the number of Preferred Shares and the consideration per share, as well as to determine the provisions attaching to each series of Preferred Shares (including dividends, redemption rights and conversion rights, where applicable). The shares in each series of Preferred Shares rank prior to the Common Shares of the Company with regard to payment of dividends, reimbursement of capital and division of assets in the event of the Company winding-up or dissolution. The holders of Preferred Shares shall not be entitled to receive notice of, or to attend or vote at the meetings of the shareholders, except: (i) in the event of a separate meeting or vote by class or by series as specified by law, (ii) where entitled to vote by class or series on amendments to the attributes attaching to the class or series, or (iii) where applicable, in the event of the Company’s omission to pay the number of periodical dividends, whether consecutive or not, as applicable to any series.

The board of directors of the Company has passed a by-law creating the Series A Preferred Shares. Series A Preferred Shares may be issued only as part of an acquisition by the Company of other companies or material assets. Series A Preferred Shares are non-voting, and entitle holders thereof to a fixed, preferential and non-cumulative annual dividend of 5% of the amount paid for the said shares.

The foregoing description of the terms of the Preferred Shares does not purport to be complete and is subject to and qualified in its entirety by reference to the articles and general by-laws of the Company, each of which is attached hereto as an Exhibit.

DESCRIPTION OF THE WARRANTS

Warrants will typically be offered with Common Shares, with such securities often referred to collectively as a “Unit”, but may be offered separately. The Warrants either will be issued under a warrant indenture or agreement that will be entered into by the Company and a trustee at the time of issuance of the Warrants or will be represented by warrant certificates issued by the Company.

Warrants will entitle the holder thereof to receive Common Shares and/or other Securities upon the exercise thereof and payment of the applicable exercise price. A Warrant will be exercisable for a specific period of time at the end of which time it will expire and cease to be exercisable.

Holders of Warrants are not shareholders of the Company. The particular terms and provisions of Warrants offered by this Prospectus and any applicable Prospectus Supplement or free writing prospectus will be described in the Prospectus Supplement or free writing prospectus filed in respect of such Warrants. This description may include, without limitation and as applicable: (i) the title or designation of the Warrants; (ii) the number of Warrants offered; (iii) the number of Common Shares and/or other Securities purchasable upon exercise of the Warrants and the procedures for exercise; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable and when they expire; (vi) the designation and terms of any other Securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such Security; and (vii) any other material terms and conditions of the Warrants including, without limitation, transferability and adjustment terms and whether the Warrants will be listed on a securities exchange.

DESCRIPTION OF THE UNITS

Units are securities consisting of one or more of the other Securities described in this Prospectus offered together as a “Unit”. A Unit is typically issued such that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The unit agreement under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or before a specified date.

The particular terms and provisions of Units offered by this Prospectus and any applicable Prospectus Supplement or free writing prospectus will be described in the Prospectus Supplement or free writing prospectus filed in respect of such Units. This description may include, without limitation and as applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in fully registered or global form; and (iv) any other material terms and conditions of the Units.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain Canadian and United States legal matters relating to the offering of such Securities will be passed upon for us by Osler, Hoskin & Harcourt LLP as to matters relating to Canadian law and by Troutman Pepper Hamilton Sanders LLP as to matters relating to United States federal securities law. In addition, certain legal matters in connection with any offering of Securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

EXPERTS

KPMG, an independent registered public accounting firm, audited the consolidated financial statements of Neptune as of March 31, 2022 and for the year ended March 31, 2022, which consolidated financial statements have been incorporated by reference herein and in the registration statement in reliance on the report of KPMG LLP, and upon the authority of said firm as experts in accounting and auditing. The audit report contains an explanatory paragraph that states there is substantial doubt about Neptune Wellness Solutions Inc.’s ability to continue as a going concern, including that it requires funding in the very near term in order to continue its operations and if it is unable to obtain funding in the upcoming days, it may have to liquidate its assets. The consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the going concern basis not be valid. The audit report also refers to the adoption of U.S. generally accepted accounting principles and change in its reporting currency from Canadian dollars to U.S. dollars.

The consolidated financial statements of Neptune as of March 31, 2021 and for the year ended March 31, 2021 appearing in Neptune’s Annual Report (Form 10-K) for the year ended March 31, 2022 have been audited by Ernst & Young LLP, predecessor independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about Neptune’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

Neptune Wellness Solutions Inc.

$75,000,000

Common Shares

Warrants

Units

PROSPECTUS

Dated     , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of the Securities being registered hereby.

SEC registration fees	$6,953
Nasdaq Listing fees	(1)
Printing Expenses	(1)
Legal fees and expenses	(1)
Accountants’ fees and expenses	(1)
Transfer agent fees and expenses	(1)
Miscellaneous	(1)
Total	$6,953

(1)	To be provided by a Prospectus Supplement, or as an exhibit to a Report on Form 8-K that is incorporated by reference into this Prospectus.

Item 15. Indemnification of Directors and Officers

Under the Business Corporations Act (Québec) (the “QBCA”), a corporation must indemnify a director or officer of the corporation, a former director or officer of the corporation or any other person who acts or acted at the corporation’s request as a director or officer of another group, against all costs, charges and expenses reasonably incurred in the exercise of their functions, including an amount paid to settle an action or satisfy a judgment, or arising from any investigative or other proceeding in which the person is involved if (1) the person acted with honesty and loyalty in the interest of the corporation or, as the case may be, in the interest of the other group for which the person acted as director or officer or in a similar capacity at the corporation’s request; and (2) in the case of a proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his or her conduct was lawful. The corporation must also advance moneys to such a person for the costs, charges and expenses of a proceeding referred to above. In the event that a court or any other competent authority judges that the conditions set out in (1) and (2) are not fulfilled, the corporation may not indemnify the person and the person must repay to the corporation any moneys advanced for such purposes. Furthermore, the corporation may not indemnify such person if the court determines that the person has committed an intentional or gross fault. In such a case, the person must repay to the corporation any moneys advanced. A corporation may also, with the approval of the court, in respect of an action by or on behalf of the corporation or other group as referred to above, against such a person, advance the necessary moneys to the person or indemnify the person against all costs, charges and expenses reasonably incurred by the person in connection with the action, if the person fulfills the conditions set out in this paragraph.

In accordance with and subject to the QBCA, the by-laws of the Registrant provide that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his or her heirs and legal representatives, to the extent permitted by the QBCA, as set forth above.

The Registrant maintains directors’ and officers’ liability insurance which insures the directors and officers of the Registrant and its subsidiaries against certain losses resulting from any wrongful act committed in their official capacities for which they become obligated to pay, to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

The following exhibits have been filed as part of this registration statement.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1‡	Translation of Articles of Incorporation, as amended

3.2‡	General By-Law

3.3‡	Advance Notice By-Law

4.1‡	Specimen Common Share Certificate

4.2*	Form of Subscription Agreement

4.3*	Form of Warrant Agreement

4.4*	Form of Warrant Certificate

4.5*	Form of Unit Agreement

5.1+	Opinion of Osler, Hoskin & Harcourt LLP regarding validity of the Securities offered

23.1+	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)

23.2+	Consent of KPMG LLP

23.3+	Consent of Ernst & Young LLP

24.1+	Powers of Attorney (included on signature page to the registration statement).

107 +	Filing Fee Table

*	To be filed
‡	Previously filed
+	Filed herewith

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(b)

That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue;

(i)

That, (1) for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)

If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Laval, Quebec, Canada, on August 25, 2022

NEPTUNE WELLNESS SOLUTIONS INC.

BY:	/s/ Raymond Silcock
Name:	Raymond Silcock
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael Cammarata or Raymond Silcock or any of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Michael Cammarata Michael Cammarata	President, Chief Executive Officer and Director	August 25, 2022

/s/ Raymond Silcock Raymond Silcock	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 25, 2022

/s/ Julie Phillips Julie Phillips	Director	August 25, 2022

/s/ Joseph Buaron Joseph Buaron	Director	August 25, 2022

/s/ Michael de Geus Michael de Geus	Director	August 25, 2022

/s/ Dr. Ronald Denis Dr. Ronald Denis	Director	August 25, 2022

/s/ Philip Sanford Philip Sanford	Director	August 25, 2022

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on August 25, 2022.

NEPTUNE WELLNESS SOLUTIONS INC.

By:	/s/ Raymond Silcock
Name:	Raymond Silcock
Title:	Chief Financial Officer